SECOND AMENDMENT TO CONSULTING AGREEMENT

THIS SECOND AMENDMENT TO CONSULTING AGREEMENT (this "Amendment"), dated and effective as of March 27, 2015, is entered into by and between Larsen Energy Consulting Inc., a Texas corporation ("LECI"), Scott C. Larsen, an individual ("Larsen") and PARK PLACE ENERGY CORP., a Nevada corporation ("Company" or "PPEC"). LECI and Larsen are jointly referred to as "Consultant". Terms defined in the Consulting Agreement referred to below are used herein with the meanings given them therein, unless otherwise defined.

W I T N E S S E T H:

WHEREAS, LECI, Larsen and the Company entered into that certain Consulting Agreement dated as of November 1, 2013 (as amended on August 1, 2014, and as amended or otherwise modified from time to time, the "Consulting Agreement"); and

WHEREAS, the Parties desire to amend the Consulting Agreement in certain respects as hereinafter provided;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Parties hereby agree as follows:

SECTION 1. Amendments to Consulting Agreement. The Consulting Agreement is hereby amended as follows:

(a) In the first Section 3.3(a), the second sentence is hereby deleted and is replaced by the following sentence:

> Provided the Phase I Capital Raise is completed on or before March 31, 2016, the Company shall issue to Larsen an award of 300,000 fully vested RSUs dated as of the date of the execution of the final documents for the Phase I Capital Raise.

SECTION 2. Effectiveness. This Amendment shall become effective when counterparts hereof executed on behalf of the Parties shall have been received by both Parties hereto.

SECTION 3. Limitation. Except as expressly provided hereby, all of the terms and conditions of the Consulting Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

SECTION 4. Effect. This Amendment shall be deemed to be an amendment to the Consulting Agreement, and the Consulting Agreement as amended hereby is hereby ratified, approved and confirmed in each and every respect. All references to the Consulting Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Consulting Agreement as such is amended hereby.

SECTION 5. Execution in Counterparts. This Amendment may be executed by the Parties in several counterparts, each of which shall be executed by the Parties and be deemed to be an original and all of which shall constitute together but one and the same agreement. A facsimile or electronic copy of this Amendment and signatures thereon shall be considered for all purposes as originals.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

COMPANY:

PARK PLACE ENERGY CORP.

By:__________________________________
Name: Francis M. Munchinski
Title: Corporate Secretary

LECI:

LARSEN ENERGY CONSULTING INC.

By:__________________________________
Name: Scott C. Larsen
Title: President

LARSEN:

____
Scott C. Larsen